ITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2014

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Liberty Interactive Corporation (the "Company") hereby files this Current Report on Form 8-K/A to amend the original Form 8-K filed with the Securities and Exchange Commission on August 8, 2014 in its entirety for the sole purpose of (i) updating the date that the Company filed with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 from June 30, 2014 to August 5, 2014 in Item 2.02, and (ii) updating the exhibit reference of the the first press release issued on August 7, 2014 from Exhibit 99.1 to Exhibit 99.2 and the second press release issued later that day from Exhibit 99.2 to Exhibit 99.3 in Item 8.01.

Item 2.02. Results of Operations and Financial Condition
On August 5, 2014, the Company issued a press release (the “Earnings Release”) setting forth information, including financial information, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 5, 2014.
This Item 2.02 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the quarter ended June 30, 2014, are being furnished to the SEC.

Item 5.07. Submission of Matters to a Vote of Security Holders
At the Company's annual meeting of stockholders held on August 4, 2014 (the “Annual Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect Evan D. Malone, David E. Rapley and Larry E. Romrell to continue serving as Class I members of the Company's board of directors until the 2017 annual meeting of stockholders or their earlier resignation or removal; (2) a proposal to approve, on an advisory basis, the compensation of the Company's named executive officers as described in the definitive proxy statement relating to the Annual Meeting under the heading "Executive Compensation" (the "Say-On-Pay Proposal"); and (3) a proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2014 (the "Auditors Ratification Proposal"). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1. Election of the Following Nominees to the Company's Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Evan D. Malone	709,436,438	18,992,613	53,209,545
David E. Rapley	699,387,369	29,041,682	53,209,545
Larry E. Romrell	720,176,262	8,252,779	53,209,545

Accordingly, the foregoing nominees were re-elected to the Company's board of directors.

2. The Say-On Pay Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
719,531,699	3,877,529	5,019,823	53,209,545

Accordingly, the Say-On Pay Proposal was approved.

3. Auditors Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
779,030,833	2,103,145	504,598	20
Accordingly, the Auditors Ratification Proposal was approved.

Item 8.01 Other Events
On August 7, 2014, QVC, Inc. ("QVC"), an indirect wholly-owned subsidiary of the Company, announced the proposed offering and later announced pricing of $600 million principal amount of new 4.45% senior secured notes due 2025 and $400 million principal amount of new 5.45% senior secured notes due 2034 (collectively, the “Notes”). The first press release issued on August 7, 2014 (attached hereto as Exhibit 99.2) announced the proposed offering of the Notes, and the second press release issued later that day (attached hereto as Exhibit 99.3) announced the pricing of the Notes. The Notes will be secured by a first-priority lien on the capital stock of QVC, which is the same collateral that secures QVC’s existing secured indebtedness and certain future indebtedness. The net proceeds from the offering will be used for the redemption of QVC’s 7.50% senior secured notes due October 2019 and for working capital and other general corporate purposes. The offering of the Notes is expected to close on or about August 21, 2014, subject to customary closing conditions.
The Notes will be offered pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”) only to qualified institutional buyers as permitted under Rule 144A of the Securities Act, or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from the registration requirements of the Securities Act. In connection with the offering of the Notes, QVC will agree, subject to certain conditions, following the completion of the offering, to file a registration statement relating to a registered offer to exchange the Notes for registered notes having substantially identical terms as the Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name
99.1	Press Release dated August 5, 2014 regarding the Company's second quarter earnings release
99.2	Press Release dated August 7, 2014 regarding the Notes offering
99.3	Press Release dated August 7, 2014 regarding the Notes pricing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2014

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated August 5, 2014 regarding the Company's second quarter earnings release
99.2	Press Release dated August 7, 2014 regarding the Notes offering
99.3	Press Release dated August 7, 2014 regarding the Notes pricing